UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FORTRESS BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	20-5157386 (I.R.S. Employer Identification No.)

2 Gansevoort Street, 9th Floor,

New York, New York 10014

(Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered 9.375% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	Name of each exchange on which each class is to be registered The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-213199

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the 9.375% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share (the “Perpetual Preferred Stock”), of Fortress Biotech, Inc. (the “Registrant”), as included under the caption “Description of Capital Stock” in the prospectus forming a part of the Registration Statement on Form S-3, as amended, originally filed with the Securities and Exchange Commission (the “Commission”) on November 29, 2016 (Registration No. 333-213199), including exhibits, and as subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Registration Statement.

The Registrant’s Perpetual Preferred Stock to be registered hereunder has been approved for listing on The NASDAQ Capital Market of The NASDAQ Stock Market LLC under the symbol “FBIOP.”

Item 2. Exhibits.

Pursuant to Rule 12b-32 of the Exchange Act, the following exhibits are hereby incorporated by reference.

3.1	Amended and Restated Certificate of Incorporation of the Registrant, as filed as Exhibit 3.2 to Form 10-12G on July 15, 2011.

3.2	Second Amended and Restated Bylaws of the Registrant, as filed as Exhibit 3.7 to Form 8-K on October 31, 2013.

3.3	Certificate of Designation of the 9.375% Series A Cumulative Redeemable Perpetual Preferred Stock, as filed as Exhibit 3.1 to Form 8-K on November 7, 2017.

4.1	Form of Common Stock Certificate, as filed as Exhibit 4.1 to Form 10-12G on July 15, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FORTRESS BIOTECH, INC.

Date: November 7, 2017	/s/ Lindsay A. Rosenwald
	Name:	Lindsay A. Rosenwald
	Title:	Chairman, President and Chief Executive Officer